                                                                                                     Exhibit 32

                                                 CERTIFICATION

         The undersigned hereby certify that the Quarterly Report on Form 10-Q for the fiscal quarter ended
March 31, 2005 of The Phoenix Companies, Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                  /s/ Dona D. Young                                       /s/ Michael E. Haylon
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Name:    Dona D. Young                                      Name:    Michael E. Haylon
Title:   Chairman, President &                              Title:   Chief Financial Officer
         Chief Executive Officer
Date:    May 10, 2005                                       Date:    May 10, 2005

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Phoenix Companies, Inc. and will be retained by The Phoenix Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.